Exhibit 10.11

SHARE SUBSCRIPTION AGREEMENT

Dated October 23, 2016

by and between

China Music Corporation

and

Pan Asia Venture Group Limited

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of October 23, 2016 by and between:

1.	China Music Corporation, an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); and

2.	Pan Asia Venture Group Limited , a company incorporated under the Laws of the British Virgin Islands (the “Purchaser”).

RECITALS

A.    The Company desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe and purchase from the Company, an aggregate of 1,182,486 ordinary shares, par value US$0.000083 per share, of the Company (the “Ordinary Shares”) pursuant to the terms and conditions set forth in this Agreement.

B.    The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions have the meanings as follows:

“Action” means any action, suit, proceeding, claim, arbitration, investigation, charge, complaint or petition, whether administrative, civil or criminal, whether at Law or in equity, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s relatives and any other Person (other than natural persons) directly or indirectly Controlled by such Person, and (ii) with respect to a Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “relative” of a Person means such Person’s spouse, parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent or the spouse of such Person’s child, grandchild, sibling, uncle, aunt, nephew or niece. Notwithstanding the foregoing, neither the Company nor any of its Controlled Affiliates shall be deemed an Affiliate of the Purchaser, and the Purchaser shall not be deemed an Affiliate of the Company or any of its Controlled Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Approval” means any approval, authorization, release, order, consent, license or permit required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person.

“Arbitration Notice” has the meaning set forth in Section 10.13.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2.

“Board” means the board of directors.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in New York, Hong Kong, the PRC, or the Cayman Islands are generally open for business.

“Charter Document” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

“Company” has the meaning set forth in the preamble.

“Contracts” means legally binding contracts, agreements, engagements, purchase orders, commitments, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses or any other contractual arrangements or obligations, which are currently subsisting and not terminated or completed (with each of such Contracts being referred to as a “Contract”).

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Dispute” has the meaning set forth in Section 10.13.

“Financing Transaction” has the meaning set forth in Section 4.7.

“Governmental Authorities” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory, foreign exchange or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction (with each of such Governmental Authorities being referred to as a “Governmental Authority”).

“HKIAC” has the meaning set forth in Section 10.13.

“HKIAC Rules” has the meaning set forth in Section 10.13.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnified Persons” means any Party (other than the Indemnifying Party), its Affiliates, their respective officers, directors, agents, employees, trustees, attorneys and representatives.

“Indemnifying Party” has the meaning set forth in Section 8.2.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any Governmental Authority.

“Lien” means

(a)	any mortgage, charge, lien, pledge or other encumbrance securing any obligation of any Person;

(b)

any option, right to acquire, right of pre-emption, right of set-off or other arrangement under which money or claims to, or for the benefit of, any Person may be applied or set off so as to effect discharge of any sum owed or payable to any Person; or

(c)

any equity, assignment, hypothecation, title retention, claim, restriction, power of sale or other type of preferential arrangement the effect of which is to give a creditor in respect of indebtedness a preferential position in relation to any asset of a Person on any insolvency proceeding of that Person.

“Losses” means any and all losses, claims, Actions, damages, liabilities and expenses (joint or several), including attorneys’ fees and disbursements and all other expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever and all amounts paid in settlement of any such claim or litigation, to which any of the Indemnified Persons may become subject.

“Material Contracts” means Contracts that are material to the conduct of the business of the Company and its Subsidiaries as a whole. For clarification, any Contract that has been fully performed or has ceased to be effective as of the date hereof shall not deemed to be a Material Contract.

“Ordinary Shares” has the meaning set forth in the recitals.

“Other Agreements” has the meaning set forth in Section 4.8.

“Parties” means the named parties to this Agreement and their respective successors and permitted assigns (with each of such Parties being referred to as a “Party”).

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PRC” means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“Purchase Price” has the meaning set forth in Section 2.

“Purchased Shares” has the meaning set forth in Section 2.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Termination Fee” has the meaning set forth in Section 9.3.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local branches.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selection Period” has the meaning set forth in Section 10.13.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than 50% of the issued and outstanding share capital, voting interests or registered capital.

“US$” or “U.S. dollars” means United States Dollars, the lawful currency of the United States of America.

2.    PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to subscribe for and purchase from the Company, at the Closing, an aggregate of 1,182,486 Ordinary Shares (the “Purchased Shares”) at an aggregate purchase price of US$2,869,901.91 in cash (the “Purchase Price”).

3.    CLOSINGS; CLOSING DELIVERIES. The consummation of the sale and issuance of the Purchased Shares pursuant to Section 2 of this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on the fifth (5th) Business Day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7 (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) or at such other time and place as the Company and the Purchaser may mutually agree upon in writing (the date on which the Closing occurs, the “Closing Date”).

3.1    Deliveries by the Company at the Closing. At the Closing, in addition to any items the delivery of which is made an express condition to the Purchaser’s obligations at the Closing pursuant to Section 6, the Company shall deliver to the Purchaser (A) a copy of the updated register of members of the Company or an extract of the relevant portion thereof showing the Purchaser as the holder of the Purchased Shares, certified by the registered agent of the Company as a true and complete copy as of the Closing Date, (B) a copy of a share certificate issued in the name of the Purchaser evidencing the ownership by the Purchaser of the Purchased Shares (the original duly executed copy of which shall be delivered to the Purchaser within two (2) Business Days after the Closing) and (C) a certificate of good standing of the Company, dated as of a reasonably recent date, issued by the Registrar of Companies of the Cayman Islands.

3.2    Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall, in consideration for the Purchased Shares issued by the Company under Section 2, pay the Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company in writing at least two (2) Business Days prior to the Closing Date.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing (except as to any representations and warranties that specifically relate to a specific date, and then as of such specific date).

4.1    Organization, Standing and Qualification.

(a)    The Company is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to perform its obligations under this Agreement.

(b)    The Company is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

4.2    Capitalization. The fully diluted share capital and cap table of the Company immediately prior to and after the Closing (including the amount of share capital, the type and number of the authorized share capital and of the issued and outstanding share capital, par value of each type of shares and list of shareholders) are each set forth in Schedule A attached hereto.

4.3    Due Authorization. All corporate actions on the part of the Company necessary for (i) the authorization, execution and delivery of, and the performance of all of its obligations under, this Agreement, and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares have been taken or will be taken prior to the Closing. The Company has the requisite power, capacity and authority to enter into, execute and deliver this Agreement and to perform all the obligations to be performed by it hereunder. This Agreement has been, or will be on or prior to the Closing Date, duly executed and delivered by the Company and, when executed and delivered, constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally (the “Bankruptcy and Equity Exception”), and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4    Consents and Approvals. Except as expressly provided in this Agreement, no Approval is required to be obtained or made by or with respect to the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Company.

4.5    Valid Issuance. The Purchased Shares, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free of any Liens (except for restrictions on transfer under applicable Laws and under the Charter Documents of the Company).

4.6    No Violation. Neither the execution and delivery of this Agreement nor the full performance of its obligations by the Company hereunder will (a) violate any applicable Law to which the Company is subject, (b) conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel any Material Contract by which the Company is bound, or (c) violate any Charter Documents of the Company.

4.7    Same Form of Agreement. Each share subscription agreement or similar agreement that the Company signs, is signing and will sign with each purchaser in this round of financing as described in the First Participation Notice issued by the Company on or around September 12, 2016 (the “Financing Transaction”) is on the same form and based on the same terms and conditions.

4.8    No Side Letter. There are no agreements, understandings or other arrangements (whether written or oral) being entered into or to be entered into by the Company or any of its Affiliates with any purchaser in respect of the Financing Transaction (the “Other Agreements”) other than those that have been furnished or otherwise made available to the Purchaser on or before the date hereof. The copies of the Other Agreements that have been furnished or otherwise made available to the Purchaser are true and correct and are in final form.

5.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing (except as to any representations and warranties that specifically relate to a specific date, and then as of such specific date).

5.1    Organization; Standing and Qualification.

(a)    The Purchaser (i) is duly organized, validly existing and in good standing under the Laws of the place of its incorporation or establishment, and (ii) has all requisite power and authority to own the Purchased Shares.

(b)    The Purchaser is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

5.2    Due Authorization. The Purchaser has the requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by the Bankruptcy and Equity Exception and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3    Purchase for Own Account. The Purchased Shares will be acquired for the Purchaser’s own account, not as a nominee or agent and not with a view to or in connection with the sale or distribution of any part thereof.

5.4    Exempt from Registration; Restricted Securities. The Purchaser understands that the Purchased Shares will not be registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities laws and regulations, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities laws and regulations. The Purchaser understands that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

5.5    Consents and Approvals. Except as expressly provided in this Agreement, no Approval is required to be obtained or made by or with respect to the Purchaser in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, by the Purchaser.

5.6    No Violation. Neither the execution and delivery of this Agreement nor the full performance of its obligations by the Purchaser hereunder will (a) violate any applicable Law to which the Purchaser is subject, (b) conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel any material Contract by which the Purchaser is bound, or (c) violate any Charter Document of the Purchaser.

5.7    Sufficient Fund. Immediately prior to the Closing, the Purchaser will possess sufficient and immediately available funds to consummate the transaction contemplated under this Agreement.

6.    CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of the Purchaser to consummate the transactions under Section 2 are subject to the fulfillment, to the satisfaction of the Purchaser on or prior to the Closing, or waiver by the Purchaser, of the following conditions:

6.1    Representations and Warranties True and Correct. The representations and warranties set forth in Section 4 shall be true and correct when made, and shall be true and correct as of the Closing Date with the same force and effect as if they have been made on and as of the Closing.

6.2    Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby, including shareholder resolutions and Board resolutions of the Company, and all documents and instruments incident to such transactions shall have been duly completed or obtained and effective as of the Closing.

6.4    Approvals, Consents and Waivers. The Company shall have obtained any and all Approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

6.5    Closing Certificate. The Company shall deliver to the Purchaser a certificate, dated as of the Closing Date, signed by one of its directors or senior executive officers, certifying that the conditions specified in Sections 6.1 through 6.4 have been fulfilled.

7.    CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company to consummate the transactions under Section 2 are subject to the fulfillment, to the satisfaction of the Company on or prior to the Closing, or waiver by the Company, of the following conditions:

7.1    Representations and Warranties True and Correct. The representations and warranties of the Purchaser contained in Section 5 shall be true and correct when made, and shall be true and correct as of the Closing Date with the same force and effect as if they have been made on and as of the Closing.

7.2    Performance of Obligations. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.3    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall have been duly completed or obtained and effective as of the Closing.

7.4    Approvals, Consents and Waivers. The Purchaser shall have obtained any and all Approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

8.    INDEMNITY

8.1    Survival. The representations and warranties of each Party contained in this Agreement shall survive the Closing until the expiration of the applicable statute of limitations under applicable Laws. The covenants and agreements of each Party set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms, except for those covenants and agreements which shall be complied with or discharged prior to the Closing in accordance with their terms.

8.2    Indemnification. To the fullest extent permitted by Laws, each Party, as applicable (the “Indemnifying Party”) shall indemnify and hold harmless each Indemnified Person, from and against any and all Losses, as incurred, insofar as such Losses arise out of or are based upon:

(a)    any inaccuracy in or breach of any representations or warranties made by such Indemnifying Party in this Agreement; or

(b)    the violation or nonperformance, partial or total, of any obligation or covenant of such Indemnifying Party contained in this Agreement.

In no event shall any Indemnifying Party be obligated to indemnify an Indemnified Person for Losses resulting directly and solely from the gross negligence or willful misconduct of such Indemnified Person.

8.3    Reliance. The Company and the Purchaser agree that (i) the Company has entered into this Agreement and agreed to the issuance and allotment of the Purchased Shares to the Purchaser hereunder in reliance on the representations and warranties, and covenants and agreements, made by the Purchaser in this Agreement; and (ii) the Purchaser has entered into this Agreement and agreed to subscribe for the Purchased Shares in reliance on the representations and warranties, and covenants and agreements, made by the Company in this Agreement.

8.4    Procedure. Each Indemnified Person will notify the Indemnifying Party in writing of any Action against such Indemnified Person in respect of which the Indemnifying Party is or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge of the commencement thereof. The failure of any Indemnified Person to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability or obligation which it may have to such Indemnified Person under this Section 8.4 or otherwise unless the failure to so notify results in the forfeiture by the Indemnifying Party of substantial rights and defenses and will not in any event relieve the Indemnifying Party from any obligations other than the indemnification provided for herein. The Indemnifying Party will have the right to participate in, and, to the extent the Indemnifying Party so desires, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person. However, the Indemnified Person will have the right to retain separate counsel and to participate in the defense thereof, with the reasonable documented fees and expenses of such counsel to be paid by the Indemnifying Party if representation of such Indemnified Person by the counsel retained by the Indemnifying Party would be, in the Indemnified Person’s view, inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnifying Party will be responsible for the expenses of such defense even if the Indemnifying Party does not elect to assume such defense. The Indemnifying Party shall not, except with the consent of the Indemnified Person, consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the Indemnified Person of all liability in respect of such claim or litigation.

8.5    Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any contractual, statutory, equitable or common-law remedy any Party or Indemnified Person may otherwise have.

8.6    Limitation on Liabilities. Notwithstanding anything to the contrary contained herein, the total aggregate liability of any Party for any claims under this Section 8 in respect of the representations, warranties, covenants and agreements made by such Party in or pursuant to this Agreement shall not exceed the Purchase Price.

9.    TERMINATION

9.1    Termination. At any time prior to the Closing, this Agreement may be terminated:

(a)    by the mutual written consent of the Parties;

(b)    by either the Purchaser or the Company if the Closing has not been consummated by November 30, 2016;

(c)    by either the Company, on the one hand, or the Purchaser, on the other hand, by written notice to the other if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of the Purchaser or the Company, as applicable, and such breach, if curable, has not been cured within fourteen (14) days of such notice; or

(d)    by the Company by written notice to the Purchaser if (i) all of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied by action taken at the Closing) have been satisfied, (ii) the Company has irrevocably confirmed by notice to the Purchaser that all conditions set forth in Section 7 (other than those conditions that by their nature are to be satisfied by action taken at the Closing) have been satisfied or that it is willing to waive any unsatisfied conditions in Section 7 and (iii) the Purchaser fails to complete the Closing within ten (10) Business Days after the delivery of such notice.

9.2    Effect of Termination. If this Agreement is terminated in accordance with Section 9.1, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the Parties and there shall be no liability on the part of any Party, except that the provisions of Section 1, Section 8, this Section 9 and Section 10 shall survive the termination of this Agreement; provided that such termination shall not release any Party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have under this Agreement or applicable Laws or which may arise out of or in connection with such termination.

9.3    Fees Following Termination. In the event that:

(a)    (i) this Agreement is terminated by either the Purchaser or the Company pursuant to Section 9.1(b), (ii) at the time of such termination, any of the conditions set forth in Section 7.3 or 7.4 shall not have been satisfied and such non-satisfaction is not the result of the breach by the Company of any of its representations, warranties, covenants or other agreements hereunder, and (iii) the Company has confirmed in writing to the Purchaser that each of the conditions set forth in Section 6 would be satisfied if the Closing were to occur immediately prior to such termination; or

(b)    this Agreement is terminated by the Company pursuant to Section 9.1(c) or Section 9.1(d);

then the Purchaser shall as promptly as practicable, but in no event later than ten (10) Business Days following such termination, pay, or cause to be paid, to the Company a termination fee in an amount in U.S. dollars equal to US$57,398.04 (the “Purchaser Termination Fee”).

9.4    Integral Part of the Proposed Transaction. The Purchaser acknowledges that (i) the agreement contained in Section 9.3 is an integral part of the transactions templated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Purchaser Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 9.3 are not a penalty but rather constitute amounts akin to liquidated damage in a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, and (iii) without Section 9.3, the Company will not have entered into this Agreement. In the event that the Purchaser fails to promptly pay any amount due under Section 9.3, the Purchaser shall pay to the Company all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees and reasonable expenses incurred in connection with any Action initiated by the Company), together with interest on such amount at the annual rate of five percent (5%) plus the prime lending rate as published in The Wall Street Journal, in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

10.    MISCELLANEOUS

10.1    Reserved.

10.2    Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

10.3    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties.

10.4    Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and thereof.

10.5    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other Party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or by e-mail or facsimile to the applicable Party at the addresses set forth next to each Party’s name on Schedule B attached hereto, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; seven (7) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by e-mail or facsimile; or three (3) Business Days after deposit with an overnight courier, if sent by an overnight courier. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving, the other Parties written notice of the new address in the manner set forth above.

10.6    Amendments. Any term of this Agreement may be amended only with the written consents of the Company and the Purchaser.

10.7    Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver by any Party of any condition or breach of default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party shall be cumulative and not alternative.

10.8    Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections and schedules herein are to sections and schedules of this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; and (iv) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

10.9    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart.

10.10    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

10.11    Confidentiality and Non-Disclosure. Each Party shall keep this Agreement and the transactions contemplated hereby confidential, and shall not disclose to any third party without the prior written consent of the other Parties, provided, that each Party may make disclosure to its shareholders, directors, officers, Affiliates, advisors and other representatives, on a need to know basis, or other otherwise as required by applicable Law.

10.12    Further Assurances. Each Party shall from time to time and at all times hereafter uses reasonable efforts to make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

10.13    Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fails to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 10.13, including the provisions concerning the appointment of the arbitrators, this Section 10.13 shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

10.14    Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Purchaser:

Pan Asia Venture Group Limited

By:	/s/ Tang Liang
Name:	Tang Liang
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Company:

China Music Corporation

By:	/s/ Tong Tao Sang
Name:	TONG TAO SANG
Title:	Chairman

[Signature Page to Share Subscription Agreement]